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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT, JURISDICTION OF INCORPORATION AND
PERCENTAGE OF OWNERSHIP

1. United Shareholder Services, Inc.; incorporated in Texas and wholly owned by the Registrant

2. A & B Mailers, Inc.; incorporated in Texas and wholly owned by the Registrant

3. Securities Trust and Financial Company; incorporated in Texas and wholly owned by the Registrant

4. U.S. Advisors (Guernsey) Limited; incorporated in Guernsey, Channel Islands and wholly owned by the Registrant